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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 Current Report

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                  June 13, 2002
                Date of Report (Date of earliest event reported)


                          GENTIVA HEALTH SERVICES, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                     1-15669                 36-433-5801
(State or other jurisdiction of  (Commission file number)      (I.R.S. Employer
 incorporation or organization)                              Identification No.)

            3 Huntington Quadrangle 2S, Melville, New York 11747-8943
                    (Address of principal executive offices)

                                 (631) 501-7000
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)



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Item 2. Acquisitions of Disposition of Assets.

     On June 13, 2002, Gentiva Health Services, Inc. ("Gentiva") consummated the sale of its Specialty Pharmaceutical Services ("SPS") business (the "SPS Sale") to Accredo Health, Incorporated ("Accredo"). The SPS Sale was effected pursuant to an asset purchase agreement (the "Asset Purchase Agreement"), dated January 2, 2002, between Gentiva, Accredo and certain of Gentiva's subsidiaries named therein.

     The assets of the SPS business acquired by Accredo in the SPS Sale were assets used by Gentiva in the business of distribution of drugs and other biological and pharmaceutical products and professional support services for individuals with chronic diseases, the administration of antibiotics, chemotherapy, nutrients and other medications for patients with acute or episodic disease states, distribution services for pharmaceutical, biotechnology and medical service firms and clinical support services for pharmaceutical and biotechnology firms. The SPS business generated approximately 50% and 44% of Gentiva's total net revenues, including intersegment revenues, for fiscal 2001 and fiscal 2000, respectively.

     Pursuant to the terms of the Asset Purchase Agreement, Accredo acquired the SPS business in consideration for (i) the payment to Gentiva of a cash amount equal to $207.5 million, subject to a post-closing reconciliation based on the net book value of the SPS business and (ii) 5,060,976 shares of Accredo common stock. Of the cash portion of the consideration, $2 million was allocated as consideration for the performance by Gentiva and its affiliates of covenants not to compete and related restrictive covenants.

     In connection with the SPS Sale, Gentiva's Board of Directors approved and declared a special dividend (consisting of substantially all of the Accredo common stock and cash consideration of the SPS Sale) payable to Gentiva's shareholders of record as of June 13, 2002. The special dividend, which was delivered to the distribution agent on June 13, 2002 for payment to Gentiva's shareholders, results in Gentiva shareholders of record on the record date receiving $7.76 in cash and .19253 shares of Accredo common stock for each share of Gentiva common stock held. Cash will be paid to Gentiva shareholders in lieu of fractional shares.

     Gentiva has also entered into a new credit facility (the "New Facility") that provides for borrowing capacity of $55 million and a new four-year term with conditions and covenants substantially similar to its prior facility, which was terminated. The New Facility was effective upon the close of the SPS Sale. A copy of the New Facility is attached hereto as Exhibit 10.1 and incorporated herein by reference.

     On June 13, 2002, Gentiva issued the press release attached hereto as
Exhibit 99.1 and incorporated herein by reference. All information concerning the SPS Sale and the special dividend to Gentiva's shareholders in Gentiva's Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission (the "SEC") by Gentiva on May 10, 2002, is incorporated herein by reference.


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Item 5. Other Events.

     In connection with the SPS Sale, Gentiva announced changes to its management team. On June 14, 2002, Gentiva issued the press release attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements of Business Acquired. Not Applicable

          (b) Pro Forma Financial Information. The pro forma financial information required pursuant to Item 7 of Form 8-K will be filed by August 27, 2002, within 60 days after the date this report was required to be filed.

          (c)  Exhibits. The following exhibits are filed herewith:

       Exhibit No.           Description

          10.1 Loan and Security Agreement dated June 13, 2002 by and between Fleet Capital Corporation, as Administrative Agent, on behalf of the lenders named therein, Fleet Securities, Inc., as Arranger, Gentiva Health Services, Inc., Gentiva Health Services Holding Corp. and the subsidiaries named therein.

          99.1 Press Release dated June 13, 2002

          99.2 Press Release dated June 14, 2002



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  June 21, 2002

                          GENTIVA HEALTH SERVICES, INC.


                          By:  /s/ John R. Potapchuk
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                               Name:   John R. Potapchuk
                               Title:  Senior Vice President and
                                       Chief Financial Officer